Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Strong Third Quarter Results:

•                  Net sales up 9.5%.

•                  Adjusted EBITDA up 11.9%.

•                  As reported EPS from continuing operations of $0.52 vs. $0.14.

•                  As adjusted EPS from continuing operations of $0.55 vs. $0.19.

•                  Free cash flow of $129.7 million.

Princeton, New Jersey; October 26, 2010 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today reported earnings per share from continuing operations of $0.52 for the third quarter of 2010 as compared to $0.14 for the same period in the prior year. Rockwood’s as adjusted earnings per share from continuing operations increased to $0.55 in the third quarter of 2010 from $0.19 for the same period in the prior year. In addition, Rockwood reported Adjusted EBITDA of $169.1 million for the third quarter of 2010 as compared to $151.1 million for the same period in the prior year.

“Our third quarter results reflect continued strong global demand for Rockwood’s specialty chemicals and advanced materials and strong volume growth in all markets, except those related to construction in the United States,” Seifi Ghasemi, Chairman & CEO, said.  “On a constant currency basis, Rockwood’s sales increased 16.1 percent compared to last year’s third quarter and Adjusted EBITDA increased 19.2 percent compared to the same period last year.  Most importantly, our Adjusted EBITDA margins were 19.6 percent, reflecting our ongoing focus on cost control and disciplined approach to pricing.  Strong free cash flow during the quarter generated $129.7 million of cash after paying interest on our debt, capital expenditures and taxes.  In the first nine months of 2010, we have generated $252.0 million of free cash enabling us to significantly improve our balance sheet.”

The highlights from continuing operations for the third quarter and nine months ended September 30, 2010 are as follows:

•                  Net sales were $860.9 million for the third quarter of 2010, up 9.5% compared to $786.2 million for the same period in the prior year.  Net sales were $2,569.3 million for the nine months ended September 30, 2010, up 18.0% compared to $2,176.6 million for the same period in the prior year.

•                  Adjusted EBITDA was $169.1 million for the third quarter of 2010, up 11.9% compared to $151.1 million for the same period in the prior year.  Adjusted EBITDA was $506.3 million for the nine months ended September 30, 2010, up 31.3% compared to $385.6 million for the same period in the prior year.

•                  On a constant-currency basis, net sales and Adjusted EBITDA were up 16.1% and 19.2%, respectively, for the third quarter of 2010, and were up 19.9% and 33.9%, respectively, for the nine months ended September 30, 2010.

•                  Net income attributable to Rockwood Holdings, Inc. for the third quarter of 2010 was $40.5 million, including after-tax net special charges of $2.1 million. Net income attributable to Rockwood Holdings, Inc. for the third quarter of 2009 was $10.2 million, including after-tax net special charges of $3.8 million.

Net income attributable to Rockwood Holdings, Inc. for the nine months ended September 30, 2010 was $129.8 million, including income of $5.7 million related to after-tax net special items. Net income attributable to Rockwood Holdings, Inc. for the nine months ended September 30, 2009 was $7.0 million, including after-tax net special charges of $14.6 million.

•                  Diluted earnings per share for the third quarter of 2010 were $0.52, including after-tax net special charges of $0.03. Excluding net special charges, diluted earnings per share were $0.55 in the third quarter of 2010. Diluted earnings per share for the third quarter of 2009 were $0.14, including after-tax net special charges of $0.05. Excluding net special charges, diluted earnings per share were $0.19 in the third quarter of 2009.

Diluted earnings per share for the nine months ended September 30, 2010 were $1.67, including income of $0.07 related to after-tax net special items. Excluding net special items, diluted earnings per share were $1.60 for the nine months ended September 30, 2010. Diluted earnings per share for the nine months ended September 30, 2009 were $0.09, including after-tax net special charges of $0.20. Excluding net special charges, diluted earnings per share were $0.29 for the nine months ended September 30, 2009.

Commenting on the outlook, Mr. Ghasemi said, “We continue to be positive about the demand for our specialty chemicals and advanced materials.  Therefore, we are optimistic about our results for the remainder of 2010.  We currently expect continued positive demand growth into 2011.”

Third quarter results, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Net sales and Adjusted EBITDA increased 8.5% and 4.0%, respectively.

•                  In our Fine Chemicals business, significantly higher volumes of lithium products were partially offset by lower selling prices of potash and lithium carbonate and higher raw material costs.

•                  In our Surface Treatment business, higher volumes in all markets, particularly in automotive and general industrial applications, and lower raw material costs had a favorable impact on our results.

•                  Performance Additives:  Net sales and Adjusted EBITDA increased 3.1% and 20.5%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher volumes of oilfield and other applications in our Clay-based Additives business and a favorable product mix and increased selling prices in our Color Pigments and Services business. This was partially offset by higher raw material costs and lower construction volumes in the United States.

•                  Titanium Dioxide Pigments:  Net sales and Adjusted EBITDA increased 8.6% and 39.0%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher selling prices, as well as increased volumes in all applications and a favorable product mix. This was partially offset by higher raw material and production costs.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA increased 20.6% and 28.3%, respectively.

•                  Net sales and Adjusted EBITDA were up from higher volumes in all product applications, primarily medical, automotive and electronic applications, partially offset by higher maintenance costs and lower selling prices.

•                  Specialty Compounds:  Net sales and Adjusted EBITDA increased 16.6% and 6.8%, respectively.

•                  Net sales and Adjusted EBITDA were up from higher selling prices, as well as increased volumes in most applications, primarily in wire and cable.

•                  Adjusted EBITDA was negatively impacted by higher raw material costs.

•                  Corporate and other:   Corporate costs increased in the third quarter of 2010 primarily due to variable compensation-related costs.

Other Items:

•                  Interest expense, net decreased $15.0 million in the third quarter of 2010 compared to the same period in the prior year. The third quarter of 2010 and 2009 included non-cash gains and losses of $1.2 million and $(1.3) million, respectively, representing the movement in the mark-to-market valuation of our interest rate hedges. Excluding the impact of these gains and losses, interest expense, net decreased $12.5 million primarily due to the termination of interest rate swaps in November 2009 and debt repayments.

•                  Loss on early extinguishment of debt.  In the third quarter of 2010, we recorded a loss on early extinguishment of debt of $1.6 million related to the write-off of deferred financing costs associated with the voluntary prepayment of $200.2 million of our senior secured term loans in July 2010.

•                  Income taxes. The effective tax rate for the third quarter of 2010 was 32.2% and was negatively impacted by domestic tax losses that were not tax effected due to a valuation allowance and unfavorable foreign tax rate changes.

•                  Free cash flow was an inflow of $129.7 million for the third quarter of 2010. This amount consisted of net cash provided by operating activities of $171.5 million plus special items and other, net of $2.2 million, less capital expenditures, net of $44.0 million. We had $283.1 million of cash and cash equivalents as of September 30, 2010.

•                  Net debt, which is total debt less cash and cash equivalents, was $1,912.5 million as of September 30, 2010 compared to $2,227.8 million as of December 31, 2009.  The decrease in net debt was primarily due to the cash generated from operations in the first nine months of 2010.  For the twelve-month period ended September 30, 2010, our net debt to Adjusted EBITDA ratio was 2.89.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the third quarter ended September 30, 2010 on Tuesday, October 26, 2010 at 10:00 am Daylight Savings Time. The dial-in number to access the conference call in the U.S. is (800) 230-1074 and the international dial-in number is (612) 234-9960. No access code is needed for either call. A replay of the conference call will be available through November 12, 2010 at (800) 475-6701 in the U.S., access code: 169651, and internationally at (320) 365-3844, access code: 169651.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on this site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income/diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income attributable to Rockwood Holdings, Inc. as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities from continuing operations, plus special items and other, net less capital expenditures, net (includes proceeds on the sale of property, plant and equipment and excludes sales of property, plant and equipment related to sales of businesses).  Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items nor diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is intended to be an alternative for net income or diluted earnings per share.  Management believes that net income and diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,800 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2009 Form 10-K on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Net sales	$860.9	$786.2	$2,569.3	$2,176.6
Cost of products sold	584.2	555.0	1,744.4	1,560.1
Gross profit	276.7	231.2	824.9	616.5

Selling, general and administrative expenses	171.6	154.8	514.4	450.9
Restructuring and other severance costs	1.5	4.2	4.9	16.0
Loss (gain) on sale of assets and other	0.1	(0.4)	0.2	(0.3)
Operating income	103.5	72.6	305.4	149.9

Other expenses, net:
Interest expense, net (a)	(38.6)	(53.6)	(116.7)	(131.4)
Loss on early extinguishment of debt	(1.6)	(0.9)	(1.6)	(26.6)
Foreign exchange gain, net	0.9	4.5	0.8	15.4
Other, net	—	—	0.5	0.4
Other expenses, net	(39.3)	(50.0)	(117.0)	(142.2)

Income from continuing operations before taxes	64.2	22.6	188.4	7.7
Income tax provision	20.7	13.0	53.4	6.9
Income from continuing operations	43.5	9.6	135.0	0.8
(Loss) income from discontinued operations, net of tax	—	(0.1)	—	3.3
Net income	43.5	9.5	135.0	4.1
Net (income) loss attributable to noncontrolling interest	(3.0)	0.6	(5.2)	6.2
Net income attributable to Rockwood Holdings, Inc.	$40.5	$10.1	$129.8	$10.3

Amounts attributable to Rockwood Holdings, Inc.:
Income from continuing operations	$40.5	$10.2	$129.8	$7.0
(Loss) income from discontinued operations	—	(0.1)	—	3.3
Net income	$40.5	$10.1	$129.8	$10.3

Basic earnings per share attributable to Rockwood Holdings, Inc.:
Earnings from continuing operations	$0.54	$0.14	$1.74	$0.09
Earnings from discontinued operations	—	—	—	0.05
Basic earnings per share	$0.54	$0.14	$1.74	$0.14

Diluted earnings (loss) per share attributable to Rockwood Holdings, Inc.:
Earnings from continuing operations	$0.52	$0.14	$1.67	$0.09
(Loss) earnings from discontinued operations	—	(0.01)	—	0.05
Diluted earnings per share	$0.52	$0.13	$1.67	$0.14

Weighted average number of basic shares outstanding	75,199	74,104	74,735	74,084
Weighted average number of diluted shares outstanding	78,086	75,520	77,671	74,372

(a) Interest expense, net includes:
Interest expense on debt, net	$(38.4)	$(50.7)	$(121.1)	$(126.5)
Mark-to-market gains (losses) on interest rate swaps	1.2	(1.3)	8.9	1.3
Deferred financing costs	(1.4)	(1.6)	(4.5)	(6.2)
Total	$(38.6)	$(53.6)	$(116.7)	$(131.4)

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$283.1	$300.5
Accounts receivable, net	517.5	450.4
Inventories	528.6	517.0
Deferred income taxes	3.0	12.5
Prepaid expenses and other current assets	66.9	66.5
Total current assets	1,398.5	1,346.9
Property, plant and equipment, net	1,621.8	1,702.5
Goodwill	894.0	939.2
Other intangible assets, net	624.5	704.7
Deferred debt issuance costs, net of accumulated amortization of $14.5 and $10.8, respectively	18.9	26.0
Deferred income taxes	26.2	24.9
Other assets	40.9	37.5
Total assets	$4,625.4	$4,781.7
LIABILITIES
Current liabilities:
Accounts payable	$223.0	$237.3
Income taxes payable	20.6	11.5
Accrued compensation	150.4	77.7
Accrued expenses and other current liabilities	169.8	156.9
Deferred income taxes	6.6	2.6
Long-term debt, current portion	90.5	94.2
Total current liabilities	660.9	580.2
Long-term debt	2,105.1	2,434.1
Pension and related liabilities	397.7	410.1
Deferred income taxes	80.1	69.1
Other liabilities	128.7	145.9
Total liabilities	3,372.5	3,639.4
Restricted stock units	7.2	1.5
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 75,659 shares issued and 75,538 shares outstanding at September 30, 2010; 400,000 shares authorized, 74,259 shares issued and 74,165 shares outstanding at December 31, 2009)	0.8	0.7
Paid-in capital	1,192.4	1,169.2
Accumulated other comprehensive income	156.3	204.5
Accumulated deficit	(392.4)	(522.2)
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	955.7	850.8
Noncontrolling interest	290.0	290.0
Total equity	1,245.7	1,140.8
Total liabilities and equity	$4,625.4	$4,781.7

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Nine months ended
	September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$135.0	$4.1
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(3.3)
Depreciation and amortization	193.4	208.5
Deferred financing costs amortization	4.5	6.2
Loss on early extinguishment of debt	1.6	26.6
Foreign exchange gain, net	(0.8)	(15.4)
Fair value adjustment of derivatives	(8.9)	(1.3)
Bad debt provision	(0.5)	0.7
Stock-based compensation	9.6	3.1
Deferred income taxes	29.8	(11.5)
Restructuring and other	2.3	0.1
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(77.8)	(4.6)
Inventories	(24.9)	121.4
Prepaid expenses and other assets	(3.8)	(0.3)
Accounts payable	(3.2)	(32.2)
Income taxes payable	(0.9)	(0.8)
Accrued expenses and other liabilities	95.2	(26.8)
Net cash provided by operating activities	350.6	274.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, including transaction fees and payments for prior acquisitions, net of cash acquired	(0.9)	(6.4)
Capital expenditures, excluding capital leases	(116.2)	(116.5)
Contractual advance to Titanium Dioxide Pigments noncontrolling shareholder	—	(16.0)
Proceeds on sale of assets	2.0	7.9
Net cash used in investing activities of continuing operations	(115.1)	(131.0)
Net cash used in investing activities of discontinued operations	—	(0.5)
Net cash used in investing activities	(115.1)	(131.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	19.2	0.4
Prepayment of 2014 Notes	—	(146.8)
Proceeds from Titanium Dioxide Pigments revolving credit facility	—	14.1
Repayment of Titanium Dioxide Pigments revolving credit facility	(14.3)	—
Prepayment of senior secured debt	(200.2)	(102.3)
Repayment of senior secured debt	(30.3)	(49.2)
Proceeds from other borrowings	19.3	—
Payments on other long-term debt	(45.2)	(6.2)
Loan from Viance noncontrolling shareholder	—	2.0
Fees related to early extinguishment of debt	—	(12.0)
Deferred financing costs	(0.3)	(13.8)
Net cash used in financing activities	(251.8)	(313.8)
Effect of exchange rate changes on cash and cash equivalents	(1.1)	(10.1)
Net decrease in cash and cash equivalents	(17.4)	(180.9)
Cash and cash equivalents, beginning of period	300.5	468.7
Cash and cash equivalents, end of period	$283.1	$287.8

Supplemental disclosures of cash flow information:
Interest paid	$112.8	$118.1
Income taxes paid, net of refunds	28.7	18.9
Non-cash investing activities:
Acquisition of capital equipment	12.1	8.1
Fees related to early extinguishment of debt	—	1.6

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	September 30,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$283.6	$261.5	8.5%
Performance Additives	187.8	182.2	3.1
Titanium Dioxide Pigments	192.7	177.5	8.6
Advanced Ceramics	131.0	108.6	20.6
Specialty Compounds	63.9	54.8	16.6
Corporate and other	1.9	1.6	18.8
Total	$860.9	$786.2	9.5%

	Adjusted EBITDA
	Three Months Ended
	September 30,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$70.8	$68.1	4.0%
Performance Additives	34.1	28.3	20.5
Titanium Dioxide Pigments	34.2	24.6	39.0
Advanced Ceramics	40.3	31.4	28.3
Specialty Compounds	9.4	8.8	6.8
Corporate and other	(19.7)	(10.1)	(95.0)
Total Adjusted EBITDA	$169.1	$151.1	11.9%

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Nine Months Ended
	September 30,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$860.5	$723.0	19.0%
Performance Additives	564.4	517.6	9.0
Titanium Dioxide Pigments	564.1	480.8	17.3
Advanced Ceramics	385.3	293.6	31.2
Specialty Compounds	189.9	157.5	20.6
Corporate and other	5.1	4.1	24.4
Total	$2,569.3	$2,176.6	18.0%

	Adjusted EBITDA
	Nine Months Ended
	September 30,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$218.0	$175.9	23.9%
Performance Additives	100.6	71.2	41.3
Titanium Dioxide Pigments	94.5	65.6	44.1
Advanced Ceramics	117.9	75.3	56.6
Specialty Compounds	28.6	25.5	12.2
Corporate and other	(53.3)	(27.9)	(91.0)
Total Adjusted EBITDA	$506.3	$385.6	31.3%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Net Sales:
Specialty Chemicals	$283.6	$261.5	$22.1	8.5%
Performance Additives	187.8	182.2	5.6	3.1
Titanium Dioxide Pigments	192.7	177.5	15.2	8.6
Advanced Ceramics	131.0	108.6	22.4	20.6
Specialty Compounds	63.9	54.8	9.1	16.6
Corporate and other	1.9	1.6	0.3	18.8
Total	$860.9	$786.2	$74.7	9.5%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(12.2)	$34.3	13.1%
Performance Additives	(6.3)	11.9	6.5
Titanium Dioxide Pigments	(20.4)	35.6	20.1
Advanced Ceramics	(11.3)	33.7	31.0
Specialty Compounds	(1.2)	10.3	18.8
Corporate and other	(0.2)	0.5	31.3
Total	$(51.6)	$126.3	16.1%

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$70.8	$68.1	$2.7	4.0%
Performance Additives	34.1	28.3	5.8	20.5
Titanium Dioxide Pigments	34.2	24.6	9.6	39.0
Advanced Ceramics	40.3	31.4	8.9	28.3
Specialty Compounds	9.4	8.8	0.6	6.8
Corporate and other	(19.7)	(10.1)	(9.6)	(95.0)
Total Adjusted EBITDA	$169.1	$151.1	$18.0	11.9%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(2.4)	$5.1	7.5%
Performance Additives	(1.3)	7.1	25.1
Titanium Dioxide Pigments	(3.6)	13.2	53.7
Advanced Ceramics	(3.8)	12.7	40.4
Specialty Compounds	(0.2)	0.8	9.1
Corporate and other	0.3	(9.9)	(98.0)
Total Adjusted EBITDA	$(11.0)	$29.0	19.2%

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Net Sales:
Specialty Chemicals	$860.5	$723.0	$137.5	19.0%
Performance Additives	564.4	517.6	46.8	9.0
Titanium Dioxide Pigments	564.1	480.8	83.3	17.3
Advanced Ceramics	385.3	293.6	91.7	31.2
Specialty Compounds	189.9	157.5	32.4	20.6
Corporate and other	5.1	4.1	1.0	24.4
Total	$2,569.3	$2,176.6	$392.7	18.0%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(0.7)	$138.2	19.1%
Performance Additives	(5.3)	52.1	10.1
Titanium Dioxide Pigments	(23.5)	106.8	22.2
Advanced Ceramics	(12.0)	103.7	35.3
Specialty Compounds	0.5	31.9	20.3
Corporate and other	(0.2)	1.2	29.3
Total	$(41.2)	$433.9	19.9%

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$218.0	$175.9	$42.1	23.9%
Performance Additives	100.6	71.2	29.4	41.3
Titanium Dioxide Pigments	94.5	65.6	28.9	44.1
Advanced Ceramics	117.9	75.3	42.6	56.6
Specialty Compounds	28.6	25.5	3.1	12.2
Corporate and other	(53.3)	(27.9)	(25.4)	(91.0)
Total Adjusted EBITDA	$506.3	$385.6	$120.7	31.3%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(0.5)	$42.6	24.2%
Performance Additives	(1.5)	30.9	43.4
Titanium Dioxide Pigments	(4.3)	33.2	50.6
Advanced Ceramics	(4.0)	46.6	61.9
Specialty Compounds	0.1	3.0	11.8
Corporate and other	0.3	(25.7)	(92.1)
Total Adjusted EBITDA	$(9.9)	$130.6	33.9%

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended September 30, 2010

Income (loss) from continuing operations before taxes	$37.6	$11.8	$14.0	$20.8
Interest expense, net	15.1	7.6	4.2	6.8
Depreciation and amortization	18.4	14.0	16.2	12.0
Restructuring and other severance costs	0.1	0.3	—	0.7
Systems/organization establishment expenses	0.1	—	—	—
Acquisition and disposal costs	(0.1)	0.1	—	—
Loss on early extinguishment of debt	0.7	0.3	—	0.4
Loss on sale of assets and other	0.1	—	—	—
Foreign exchange (gain) loss, net	(1.2)	(0.1)	—	(0.4)
Other	—	0.1	(0.2)	—
Total Adjusted EBITDA	$70.8	$34.1	$34.2	$40.3

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended September 30, 2010

Income (loss) from continuing operations before taxes	$4.6	$(24.6)	$64.2
Interest expense, net	2.5	2.4	38.6
Depreciation and amortization	1.9	1.0	63.5
Restructuring and other severance costs	0.3	0.1	1.5
Systems/organization establishment expenses	—	—	0.1
Acquisition and disposal costs	—	0.4	0.4
Loss on early extinguishment of debt	0.1	0.1	1.6
Loss on sale of assets and other	—	—	0.1
Foreign exchange (gain) loss, net	—	0.8	(0.9)
Other	—	0.1	—
Total Adjusted EBITDA	$9.4	$(19.7)	$169.1

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended September 30, 2009

Income (loss) from continuing operations before taxes	$33.4	$2.0	$(2.5)	$8.0
Interest expense, net	18.7	8.5	6.4	9.7
Depreciation and amortization	18.3	15.9	19.5	13.4
Restructuring and other severance costs	2.3	1.0	0.1	0.7
Systems/organization establishment expenses	0.2	0.6	1.1	0.1
Loss on early extinguishment of debt	1.1	0.2	—	0.3
Gain on sale of assets and other	(0.4)	—	—	—
Foreign exchange (gain) loss, net	(5.4)	(0.1)	—	(0.8)
Other	(0.1)	0.2	—	—
Total Adjusted EBITDA	$68.1	$28.3	$24.6	$31.4

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended September 30, 2009

Income (loss) from continuing operations before taxes	$2.7	$(21.0)	$22.6
Interest expense, net	2.8	7.5	53.6
Depreciation and amortization	3.0	1.4	71.5
Restructuring and other severance costs	0.1	—	4.2
Systems/organization establishment expenses	—	0.4	2.4
Loss on early extinguishment of debt	0.1	(0.8)	0.9
Gain on sale of assets and other	—	—	(0.4)
Foreign exchange (gain) loss, net	—	1.8	(4.5)
Other	0.1	0.6	0.8
Total Adjusted EBITDA	$8.8	$(10.1)	$151.1

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Nine months ended September 30, 2010

Income (loss) from continuing operations before taxes	$115.8	$30.6	$32.3	$58.4
Interest expense, net	46.4	22.9	12.1	22.2
Depreciation and amortization	54.9	42.9	50.0	36.5
Restructuring and other severance costs	0.7	2.9	—	0.8
Systems/organization establishment expenses	0.8	0.3	0.3	0.1
Acquisition and disposal costs	0.4	0.1	—	—
Loss on early extinguishment of debt	0.7	0.3	—	0.4
Loss on sale of assets and other	0.2	—	—	—
Foreign exchange (gain) loss, net	(1.3)	—	—	(0.5)
Other	(0.6)	0.6	(0.2)	—
Total Adjusted EBITDA	$218.0	$100.6	$94.5	$117.9

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Nine months ended September 30, 2010

Income (loss) from continuing operations before taxes	$14.7	$(63.4)	$188.4
Interest expense, net	7.5	5.6	116.7
Depreciation and amortization	6.0	3.1	193.4
Restructuring and other severance costs	0.3	0.2	4.9
Systems/organization establishment expenses	—	—	1.5
Acquisition and disposal costs	—	0.5	1.0
Loss on early extinguishment of debt	0.1	0.1	1.6
Loss on sale of assets and other	—	—	0.2
Foreign exchange (gain) loss, net	—	1.0	(0.8)
Other	—	(0.4)	(0.6)
Total Adjusted EBITDA	$28.6	$(53.3)	$506.3

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Nine months ended September 30, 2009

Income (loss) from continuing operations before taxes	$59.7	$(8.6)	$(14.2)	$(1.5)
Interest expense, net	48.6	23.0	21.0	25.9
Depreciation and amortization	54.9	46.4	56.2	38.1
Restructuring and other severance costs	4.4	5.6	0.1	5.5
Systems/organization establishment expenses	0.6	1.7	2.5	0.3
Loss on early extinguishment of debt	11.6	2.4	—	7.2
Gain on sale of assets and other	(0.3)	—	—	—
Foreign exchange gain, net	(6.0)	—	—	(0.2)
Other	2.4	0.7	—	—
Total Adjusted EBITDA	$175.9	$71.2	$65.6	$75.3

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Nine months ended September 30, 2009

Income (loss) from continuing operations before taxes	$8.7	$(36.4)	$7.7
Interest expense, net	7.4	5.5	131.4
Depreciation and amortization	8.3	4.6	208.5
Restructuring and other severance costs	0.2	0.2	16.0
Systems/organization establishment expenses	—	0.4	5.5
Loss on early extinguishment of debt	0.8	4.6	26.6
Gain on sale of assets and other	—	—	(0.3)
Foreign exchange gain, net	—	(9.2)	(15.4)
Other	0.1	2.4	5.6
Total Adjusted EBITDA	$25.5	$(27.9)	$385.6

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income Attributable to

Rockwood Holdings, Inc. to Adjusted EBITDA

($ in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income attributable to Rockwood Holdings, Inc.	$40.5	$10.1	$129.8	$10.3
Net income (loss) attributable to noncontrolling interest	3.0	(0.6)	5.2	(6.2)
Net income	43.5	9.5	135.0	4.1
Income tax provision	20.7	13.0	53.4	6.9
Loss (income) from discontinued operations, net of tax	—	0.1	—	(3.3)
Income from continuing operations before taxes	64.2	22.6	188.4	7.7
Interest expense, net	38.6	53.6	116.7	131.4
Depreciation and amortization	63.5	71.5	193.4	208.5
Restructuring and other severance costs	1.5	4.2	4.9	16.0
Systems/organization establishment expenses	0.1	2.4	1.5	5.5
Acquisition and disposal costs	0.4	—	1.0	—
Loss on early extinguishment of debt	1.6	0.9	1.6	26.6
Loss (gain) on sale of assets and other	0.1	(0.4)	0.2	(0.3)
Foreign exchange gain, net	(0.9)	(4.5)	(0.8)	(15.4)
Other	—	0.8	(0.6)	5.6
Total Adjusted EBITDA	$169.1	$151.1	$506.3	$385.6

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	September 30, 2010		September 30, 2009
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$40.5	$0.52	$10.2	$0.14

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	1.2	0.02	3.2	0.04
Systems/organization establishment expenses	—	—	1.6	0.02
Loss on early extinguishment of debt	1.4	0.02	0.7	0.01
Foreign exchange on financing activities	0.4	—	—	—
Tax allocation from other comprehensive income	—	—	1.3	0.02
Mark-to-market swap loss	—	—	1.0	0.01
Other	0.7	0.01	0.7	0.01
Subtotal	3.7	0.05	8.5	0.11

Adjustments to income from continuing operations:
Mark-to-market swap gain	(1.0)	(0.01)	—	—
Impact of tax related items	(0.6)	(0.01)	(1.1)	(0.02)
Gains on asset sales and other	—	—	(0.3)	—
Foreign exchange gains on financing activities	—	—	(3.3)	(0.04)
Subtotal	(1.6)	(0.02)	(4.7)	(0.06)

Total adjustments (a)	2.1	0.03	3.8	0.05

As adjusted	$42.6	$0.55	$14.0	$0.19

Weighted average number of diluted shares outstanding		78,086		75,520

(a) The tax effects of the adjustments are a provision of $0.1 million and a benefit of $0.6 million for the three months ended September 30, 2010 and 2009, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Nine Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2009
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$129.8	$1.67	$7.0	$0.09

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	3.4	0.04	12.5	0.17
Loss on early extinguishment of debt	1.4	0.02	19.4	0.26
Systems/organization establishment expenses	1.0	0.01	3.8	0.05
Other	0.9	0.01	4.3	0.06
Subtotal	6.7	0.08	40.0	0.54

Adjustments to income from continuing operations:
Mark-to-market swap gain	(6.7)	(0.09)	(3.2)	(0.04)
Impact of tax related items	(4.8)	(0.05)	(1.9)	(0.03)
Foreign exchange gains on financing activities	(0.9)	(0.01)	(19.8)	(0.27)
Gains on asset sales and other	—	—	(0.2)	—
Tax allocation from other comprehensive income	—	—	(0.3)	—
Subtotal	(12.4)	(0.15)	(25.4)	(0.34)

Total adjustments (a)	(5.7)	(0.07)	14.6	0.20

As adjusted	$124.1	$1.60	$21.6	$0.29

Weighted average number of diluted shares outstanding		77,671		74,372

(a) The tax effects of the adjustments are benefits $4.9 million and $20.0 million for the nine months ended September 30, 2010 and 2009, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.